First Quarter 2018 Earnings Call April 25, 2018

Important Information Forward Looking Statements This presentation contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the expected revenue synergies and cost savings from the proposed merger with Tennessee Bancshares, Inc. (the “Tennessee Bancshares merger”) or the recently completed merger with Capstone Bancshares, Inc. (the “Capstone merger”) may not be fully realized or may take longer than anticipated to be realized; the disruption from either the Tennessee Bancshares merger or the Capstone merger with customers, suppliers or employees or other business partners’ relationships; the risk of successful integration of our business with that of Tennessee Bancshares or Capstone; the amount of costs, fees, expenses, and charges related to Tennessee Bancshares merger; risks of expansion into new geographic or product markets, like the proposed expansion into the Nashville, TN MSA associated with the proposed Tennessee Bancshares merger; changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this presentation, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Non-GAAP Measures Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non- GAAP financial measures to GAAP financial measures. SmartFinancial management uses several non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) tangible common equity, and (iv) net interest income –ex purchase accounting. adjustments in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, OREO gain and losses, the effect of the December, 2017 tax law change, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for OREO gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets. Net interest income –ex purchase accounting adjustments adds the taxable equivalent adjustment for tax free yielding assets and removes loan purchase accounting adjustments that are above the contractual loan interest amount. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. 2

SMBK at-a-glance • Core franchise in East Tennessee – SmartBank founded in 2007 • Corporate Headquarters – Knoxville, Tennessee • 22 Branch Offices located in Knoxville, Pigeon Forge/Gatlinburg and Chattanooga/Cleveland regions in TN; in Tuscaloosa and southern AL; and in Pensacola, Destin and Panama City, FL. • SmartBank is currently a $1.7B+ and expected to be approximately $2B by 2Q18, after closing the Southern Community acquisition. • Business Strategy • Create a valuable Southeastern banking franchise through organic growth in strong markets coupled with an acquisition model positioning our company as a partner of choice for banks in our region. • Continually improve earnings and efficiency metrics as we build out our model. • Disciplined growth strategy with a focus on strong credit metrics. • Build a solid franchise in all of our markets focusing on strong core deposit growth. • Create a strong, consistent culture with an environment where top performers want to work. 3

First Quarter 2018 Highlights • Record high net income of $3.4 million for the quarter, up 108 percentfrom a year ago. • ROAA of 0.80 percent, a new record, for the quarter and net operatingROAA of 0.91 percent • Organic loan growth of $51 million, over 15 percent annualized duringthe quarter. • Transaction accounts now over 37 percent of total deposits. • Efficiency ratio decreased to 72.66 percent, a new record and down bymore than 3 percentage points from a year ago. • Net interest margin, taxable equivalent, of 4.38 percent which is up 0.31percent from a year ago. • Asset quality was outstanding with nonperforming assets to total assetsdecreasing to just 0.26 percent. 4

Summary Results 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% ROAA Net Operating ROAA 3.60% 3.70% 3.80% 3.90% 4.00% 4.10% 4.20% Net interest income / average assets 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Noninterest income / average assets 3.00% 3.10% 3.20% 3.30% 3.40% Noninterest expense / average assets 5

Earnings Profile – First Quarter 2018 • EPS up over 55% year over year. • Earnings before taxes up over 65% year over year. • Net interest income up over 70% year over year primarily due higher average earning asset balances and higher earning asset yields. • Increases in noninterest expense primarily driven by salaries from the increased headcount from three full months of post Capstone acquisition headcount and merger and conversion expenses. 1Q18 4Q17 1Q17 Total interest income 19,378$ 17,244$ 10,944$ Total interest expense 2,567 1,902 1,129 Net interest income 16,811 15,342 9,815 Provision for loan losses 689 442 12 Net interest income after provision for loan losses 16,123 14,898 9,803 Total noninterest income 1,642 1,581 947 Total noninterest expense 13,409 12,566 8,160 Earnings before income taxes 4,355 3,913 2,590 Income tax expense 940 3,875 946 Net income 3,415 38 1,644 Dividends on preferred stock — — 195 Net income available to common shareholders 3,415$ 38$ 1,449$ Net income per common share Basic $0.30 $— $0.19 Diluted $0.30 $— $0.19 Net operating earnings per common share (Non-GAAP): Basic $0.35 $0.35 $0.19 Diluted $0.34 $0.35 $0.19 6

Net Interest Income

- Net interest margin, taxable equivalent, decreased quarter to quarter primarily due to lower purchase accounting adjustments on acquired loans.
- Compared to a year ago earning asset yields are up 51bps while cost of interest bearing liabilities are up 22bps.
- Excluding the effect of purchase accounting adjustments net interest margin, taxable equivalent, increased 0.25% quarter to quarter



Net Interest Margin
4.75%
4.50%
4.25%
4.00%
3.75%
3.50%
1Q17
2Q17
3Q17
4Q17
1Q18
Net interest margin, TEY
Net interest margin, TEY- ex purchase acct. adj

	1Q18	4Q17	1Q17
Net interest income	$ 16,811	$ 15,341	$ 9,815
Average Earning Assets	1,558,516	1,317,719	979,535

Average Yields and Rates			
	1Q18	4Q17	1Q17
Loans	5.49%	5.61%	5.11%
Investment securities and interest-bearing due from banks	2.11%	1.73%	1.70%
Federal funds and other	4.87%	4.68%	4.47%
Earning Asset Yields	5.05%	5.09%	4.54%
Total interest-bearing deposits	0.79%	0.68%	0.60%
Securities sold under agreement to repurchase	0.33%	0.30%	0.35%
Federal Home Loan Bank advances and other borrowings	2.33%	3.90%	0.82%
Total interest-bearing liabilities	0.82%	0.70%	0.60%
Net interest margin	4.38%	4.52%	4.07%
Cost of Funds	0.68%	0.59%	0.50%

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SmartFinancial, Inc.

Noninterest Income • 1Q18 Noninterest income increased primarily due to higher service charges on deposit accounts. • Quarterly recurring noninterest income has trended higher over the last four quarters from approximately $0.95 million in 1Q17 to $1.64 million in 1Q18. $0 $500,000 $1,000,000 $1,500,000 $2,000,000 1Q17 2Q17 3Q17 4Q17 1Q18 Noninterest Income Gain on securites Other non-interest income Gain on sale of loans and other assets Service charges on deposit accounts 8

Noninterest Expense • Efficiency ratio dropped to 72.66%, the lowest of any quarter since the Cornerstone merger in 2015. • Salary increases are primarily due three months of Alabama associates vs. two in the prior quarter. • Data processing slightly elevated due to operating two core systems for half of the quarter. 68.0% 70.0% 72.0% 74.0% 76.0% 78.0% 80.0% $0 $5,000,000 $10,000,000 $15,000,000 1Q17 2Q17 3Q17 4Q17 1Q18 Noninterest Expense Merger Expense Other Amortization of Intangibles Data Processing Occupancy Salaries & Benefits Efficiency Ratio 9

Balance Sheet

	1Q18	4Q17	1Q17
Cash & cash equivalents	$ 96,710	$ 113,027	$ 55,548
Securities available for sale	156,210	151,945	137,133
Other investments	7,808	6,431	5,628
Total loans	1,374,257	1,323,258	807,539
Allowance for loan losses	(6,477)	(5,860)	(5,152)
Premises and equipment	44,202	43,000	30,802
Foreclosed assets	2,665	3,254	2,371
Goodwill and other intangibles	50,660	50,837	6,583
Cash surrender value of life insurance	21,797	21,647	1,329
Other assets	12,593	13,232	9,305
Total assets	$ 1,760,425	$ 1,720,771	$ 1,051,086
Non-interest demand	$ 276,249	$ 220,520	$ 160,673
Interest-bearing demand	278,965	231,644	167,433
Money market and savings	491,243	543,645	274,994
Time deposits	453,276	442,774	286,600
Total deposits	1,499,733	1,438,583	889,700
Repurchase agreements	15,968	24,055	23,153
FHLB & other borrowings	30,000	43,600	60
Other liabilities	5,775	8,681	5,622
Total liabilities	$ 1,551,476	$ 1,514,919	$ 918,535
Total shareholders' equity	$ 208,949	$ 205,852	$ 132,551
Total liabilities & shareholders' equity	$ 1,760,425	$ 1,720,770	$ 1,051,086

- Assets increased primarily due to organic loan growth.
- Cash & cash equivalents drawn down to fund loans.
- Securities held fairly flat to allocate funds to loans.
- Deposit composition shifted to DDAs as a result of conversion related reclassifications and organic growth.
- FHLB & other borrowings includes $10 million in holding company line of credit, with the remaining balance in short term FHLB borrowings.

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SmartFinancial, Inc.

Loan Portfolio • Loan balance increases due to strong organic growth, over 15% annualized. • Loan composition shifted slightly with of C&I increasing 1%, with an equivalent decrease in non- owner occupied CRE. $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 1Q17 2Q17 3Q17 4Q17 1Q18 Portfolio Composition Other Consumer RE CRE, non-owner occupied CRE, owner occupied C&D C&I 11

CRE Ratios • C&D levels still well below regulatory guidance levels. • 300 ratio up slightly as a result of taking advantage of attractive growth opportunities. 50.00% 75.00% 100.00% 125.00% 150.00% Q4 20 14 Q1 20 15 Q2 20 15 Q3 20 15 Q4 20 15 Q1 20 16 Q2 20 16 Q3 20 16 Q4 20 16 Q1 20 17 Q2 20 17 Q3 20 17 Q4 20 17 Q1 20 18 100 Ratio 12 200.00% 250.00% 300.00% 350.00% 400.00% Q4 20 14 Q1 20 15 Q2 20 15 Q3 20 15 Q4 20 15 Q1 20 16 Q2 20 16 Q3 20 16 Q4 20 16 Q1 20 17 Q2 20 17 Q3 20 17 Q4 20 17 Q1 20 18 300 Ratio

Asset Quality • Excellent asset quality with nonperforming assets at just 0.26% of total assets. • Purchase accounting discounts on acquired loans are over 2.5x current Allowance. 0.10% 0.30% 0.50% 0.70% $0 $1,000 $2,000 $3,000 $4,000 $5,000 1Q17 2Q17 3Q17 4Q17 1Q18 Nonperforming Assets Foreclosed assets Nonperforming loans Nonperforming assets to total assets 13 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% $0 $4,000 $8,000 $12,000 $16,000 $20,000 1Q17 2Q17 3Q17 4Q18 1Q18 Loan Discounts Allowance for loan losses (GAAP) Net acquisition accounting fair value discounts to loans Allowance for loan losses to loans

Deposits • Well diversified deposit mix with growth of money market, savings, and noninterest demand replacing mostly wholesale time deposits. • About 30% of the growth in DDAs was organic, 70% being conversion related reclassifcations • Cost of funds up just 18bps while Fed Funds has increased 75bps over the last year. 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 1Q17 2Q17 3Q17 4Q17 1Q18 Deposit Composition Time deposits Money market and savings Interest-bearing demand Noninterest demand Cost of Funds Fed Funds Target 14

Conclusions • Record high net income of $3.4 million for the quarter, up 108 percent from a year ago. • ROAA of 0.80 percent, a new record, for the quarter and net operating ROAA of 0.91 percent • Organic loan growth of $51 million, over 15 percent annualized during the quarter. • Transaction accounts are over 37 percent of total deposits. • Efficiency ratio decreased to 72.66 percent, a new record and down by more than 3percentage points from a year ago. • Net interest margin, taxable equivalent, of 4.38 percent which is up 0.31 percent from a yearago. • Asset quality was outstanding with nonperforming assets to total assets decreasing to just0.26 percent. • Tennessee Bancshares acquisition closing second quarter. • SMBK continues focus on long-term shareholder value by: • Building the foundation for organic growth and profitability. • Exploring expansion to strategic markets. • Q&A 15

Non-GAAP Reconciliations 1Q18 4Q17 3Q17 2Q17 1Q17 Net interest income -ex purchase acct. adj. Net interest income (GAAP) 16,811$ 15,341$ 10,924$ 10,249$ 9,815$ Taxable equivalent adjustment 32 16 22 21 21 Net interest income TEY (Non-GAAP) 16,823 $15,357 $10,946 10,270 $9,836 Purchase accounting adjustments 1,274 2,411 888 696 540 Net interest income -ex purchase acct. adj. (Non-GAAP) 15,549$ 12,947$ 10,058$ 9,574$ 9,296$ Loan Discount Data Allowance for loan losses (GAAP) 6,477$ 5,860$ 5,498$ 5,393$ 5,152$ Net acquisition accounting fair value discounts to loans 16,323 17,862 9,086 8,167 9,831 Tangible Common Equity Shareholders' equity (GAAP) 208,949$ 205,852$ 136,588$ 134,734$ 132,551$ Less goodwill and other intangible assets 50,660 50,837 7,414 7,492 6,583 Tangible common equity (Non-GAAP) 158,289$ 155,015$ 129,174$ 127,242$ 125,968$ 16

Non-GAAP Reconciliations 1Q18 4Q17 3Q17 2Q17 1Q17 Operating Earnings Net income (loss) (GAAP) $3,415 $38 $1,685 $1,648 $1,644 Securities (gains) losses — — (144) — — Foreclosed assets (gains) losses 146 5 27 — 15 Merger and conversion costs 498 1,694 303 420 — Revaluation of deferred tax assets due to change in tax law — 2,482 — — — Income tax effect of adjustments (168) (508) (36) (3) (6) Net operating earnings (Non-GAAP) 3,891 3,711 1,835 2,065 1,653 Dividends on preferred stock — — — — (195) Net operating earnings available to common shareholders (Non-GAAP) $3,891 $3,711 $1,835 $2,065 $1,458 Net operating earnings per common share: Basic $0.35 $0.35 $0.22 $0.25 $0.19 Diluted 0.34 0.35 0.22 0.25 0.19 Operating Efficiency Ratio Efficiency ratio (GAAP) 72.66% 74.25% 78.62% 76.77% 75.79% Adjustment for taxable equivalent yields (0.24%) —% (0.22%) (0.22%) (0.25%) Adjustment for securities (gains) losses —% —% 1.51% —% —% Adjustment for OREO gains (losses) (1.09%) (0.04%) (0.28%) —% (0.18%) Adjustment for merger and conversion costs (3.71%) (13.49%) (3.18%) (4.76%) —% Operating efficiency ratio (Non-GAAP) 67.62% 60.72% 76.45% 71.79% 75.36% 17

First Quarter 2018 18 Supplemental Information

Loan & Deposit Composition 1Q18 C&I 19% C&D 10% CRE, owner occupied 21% CRE, non- owner occupied 27% Consumer RE 22% Other 1% Loans Noninterest demand 15% Interest- bearing demand 19% Money market and savings 33% Time deposits 30% Deposits 19

Loan Composition History

C&I	$ 256,333	$ 238,690	$ 119,782	$ 105,129	$ 90,649
C&D	142,702	135,409	98,212	101,151	115,675
CRE, owner occupied	288,666	281,297	210,489	211,469	197,032
CRE, non-owner occupied	375,028	361,536	237,131	233,707	210,901
Consumer RE	299,148	292,795	199,704	206,667	186,344
Other	12,380	13,555	6,361	7,298	6,938
Total Loans, gross	$ 1,374,257	$ 1,323,283	$ 871,679	$ 865,421	$ 807,539

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SmartFinancial, Inc.

Deposit Composition History 1Q18 4Q17 3Q17 2Q17 1Q17 Deposits Noninterest demand 276,249$ 220,520$ 185,386$ 183,324$ 160,673$ Interest-bearing demand 278,965 231,643 156,953 156,150 167,433 Money market and savings 491,243 543,645 306,358 324,014 274,994 Time deposits 453,276 442,774 311,490 318,147 286,600 Total Deposits 1,499,733$ 1,438,582$ 960,187$ 981,635$ 889,700$ 21

Management Team 22 Billy Carroll President & CEO Miller Welborn Chairman of the Board C. Bryan Johnson Chief Financial Officer Rhett Jordan Chief Credit Officer Gary Petty Chief Risk Officer Greg Davis Chief Lending Officer